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                                   EXHIBIT 21

                                ALEXANDER'S, INC.

                           SUBSIDIARIES OF REGISTRANT



                  Alexander's of Brooklyn, Inc.
                  Alexander's of Fordham Road, Inc.
                  Alexander's Kings, L.L.C.
                  Alexander's Kings Plaza, L.L.C.
                  Alexander's Paramus, L.L.C.
                  Alexander's Rego Park Center, Inc.
                  Alexander's of Rego Park, Inc.
                  Alexander's of Rego Park II, Inc.
                  Alexander's of Rego Park III, Inc.
                  Alexander's of Third Avenue, Inc.
                  Alexander's of Flushing, Inc.
                  Alexander's Department Stores of New Jersey, Inc. Alexander's Department Stores of Lexington Avenue, Inc. Alexander's Department Stores of Brooklyn, Inc.
                  U & F Realty Corp.
                  ADMO Realty Corp.
                  Kings Parking, L.L.C.
                  Metropolitan Tower Takeover, L.L.C.
                  Ownreal Inc.
                  Sakraf Wine & Liquor Store, Inc.
                  Alexander's Personnel Providers, Inc.
                  Alexander's Rego Shopping Center Inc.
                  Seven Thirty One Limited Partnership
                  59th Street Corporation
                  59th Street Subsidiary Corporation
                  Alexander's Tower Operating LLC
                  Alexander's Tower LLC